EXHIBIT 9(l)
FORM OF
AMENDMENT TO ADMINISTRATION AGREEMENT


	THIS AMENDMENT dated as of _________, 1997 (the "Amendment") is made to the Administration Agreement, dated as of the 1st day of May, 1995 (the "Agreement") between THE MUNDER FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("FDISG") (then known as The Shareholder Services Group, Inc.).

	The Company and FDISG agree that the Agreement shall, as of the date first written above, be amended as follows:

1.	The Fee Schedule of the Agreement shall be deleted in its
entirety and the Fee Schedule attached hereto shall be substituted in its place:


2.	Schedule A to the Agreement shall be deleted in its entirety and Schedule A attached hereto shall be substituted in its place.

	In all other respects, the Agreement shall remain in full force and effect.

	IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.


THE MUNDER FUNDS, INC.


By:  _____________________________
Title:_____________________________

FIRST DATA INVESTOR SERVICES GROUP, INC.


By:  _____________________________
Title:_____________________________


FEE SCHEDULE FOR
ADMINISTRATION AND
FUND ACCOUNTING SERVICES


All Funds except the Munder All-Season Conservative Fund, Munder
All-Season Aggressive Fund and Munder All-Season Moderate Fund

	A. 	FEES FOR ADMINISTRATION SERVICES -- (Fund
Administration and Fund Accounting)

	The following annual Fund Administration fees apply:

 .12% of the first $2.8 billion of the average daily net assets of the Companies (as defined below); and

 .105% of the next $2.2 billion of the Companies average daily net assets; and

 .10% of the Companies average daily net assets over $5 billion.

"Companies" shall include The Munder Funds Trust, the Liquidity Plus Money Market Fund of St. Clair Funds, Inc., The Munder Funds, Inc. (other than the Munder All-Season Conservative Fund, Munder All-Season Aggressive Fund and Munder All-Season Moderate Fund) and The Munder Framlington Funds Trust.

B. 	MINIMUM FEES

	For Fund Administration Services, a minimum fee of $1.2 million per annum will apply in the aggregate for all funds of the Companies.

Munder All-Season Conservative Fund, Munder All-Season
Aggressive Fund and Munder All-Season Moderate Fund

	A. 	FEES FOR ADMINISTRATION SERVICES -- (Fund
Administration and Fund Accounting)

	The following annual Fund Administration fees apply:

		$30,000 per annum for each Fund




SCHEDULE A


FUNDS

Munder Multi-Season Growth Fund
Munder Real Estate Equity Investment Fund
Munder Mid-Cap Growth Fund
Munder Value Fund
Munder Money Market Fund
NetNet Fund
Munder International Bond Fund
Munder Small Cap Value Fund
Munder Equity Selection Fund
Munder Micro-Cap Equity Fund
Munder Short Term Treasury Fund
Munder All-Season Conservative Fund
Munder All-Season Aggressive Fund
Munder All-Season Moderate Fund



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